SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                  Amendment to
                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                         Commission file number 1-13656

                           OMNI MULTIMEDIA GROUP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                       04-2729490
  -----------------------------                       --------------------
 (State or other jurisdiction                          (I.R.S. employer
 of incorporation or organization)                     identification No.)

50 Howe Avenue, Millbury, Massachusetts                    01527-3298
---------------------------------------                    ----------
(Address of principal executive offices)                   (Zip Code)

                                 (508) 865-4451
              (Registrant's telephone number, including area code)


                                 AMENDMENT NO. 1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report dated October 18, 1996 as set forth in the pages attached hereto:

         1. Amended to include the audited financial statements of Allenbach Industries, Inc. for the fiscal years ended December 31, 1994 and 1995 and the unaudited pro-forma condensed combined financial statements of the Registrant.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       OMNI MULTIMEDIA GROUP, INC.


                                       By: /s/ Paul F. Johnson
                                           ------------------------
                                           Paul F. Johnson
                                           Chief Executive Officer


                                        By:/s/ Robert E. Lee
                                           ------------------------
                                           Robert E. Lee
                                           Chief Financial Officer and Treasurer









                           ALLENBACH INDUSTRIES, INC.

                                FINANCIAL REPORT

                                DECEMBER 31, 1995





                                    CONTENTS
                                   FORM 8-K/A

  ITEM
  ----

  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           a. Audited Financial Statements of Allenbach Industries, Inc. for the fiscal years ended December 31, 1994 and 1995.

           b. Unaudited Pro Forma Condensed Combined Financial Statements of the Registrant



------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT                                                1
------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance sheets                                                       2 - 3

   Statements of operations and retained earnings
      (deficit)                                                            4

   Statements of cash flows                                             5 - 6

   Notes to financial statements                                        7 - 13

------------------------------------------------------------------------------




                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Allenbach Industries, Inc.
Carlsbad, California

We have audited the accompanying balance sheets of Allenbach Industries, Inc. as of December 31, 1995 and 1994 and the related statements of operations, retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allenbach Industries, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceeds its total assets. These conditions raised substantial doubt about the Company's ability to continue as a going concern. On October 4, 1996, the Company sold substantially all of its assets to OMNI
MultiMedia Group, Inc. (OMNI) and OMNI also assumed the majority of the Company's liabilities. The preferred stockholder received common shares of OMNI. The financial statements do not include any adjustments as a result of this sale. Since there are no operations remaining after the asset sale, the Company will be liquidated.

/s/ McGladrey & Pullen, LLP

San Diego, California
December 6, 1996

                                       1



(a.) Audited Financial Statements of Allenbach Industries, Inc. for the fiscal years ended December 31, 1994 and 1995.


ALLENBACH INDUSTRIES, INC.


BALANCE SHEETS (NOTE 11)
DECEMBER 31, 1995 AND 1994

ASSETS (NOTE 4)                                                                     1995               1994
------------------------------------------------------------------------------------------------------------------
Current Assets
   Cash                                                                        $     323,768.00    $     118,920.00
   Trade receivables, less allowance for doubtful
      accounts 1995 $149,000; 1994 $170,000
                                                                                    3582,234.00         3619,526.00
   Inventories (Note 3)                                                              355,906.00          928,582.00
   Prepaid expenses                                                                   44,030.00           70,558.00
   Deposits                                                                           98,473.00           36,657.00
   Refundable income taxes                                                            61,000.00          311,000.00
   Deferred income taxes (Note 6)                                                                        148,000.00
                                                                                 ----------------------------------
              TOTAL CURRENT ASSETS                                             $   4,465,411.00    $   5,233,243.00
                                                                                 ----------------------------------



Equipment (Note 5)
   Machinery and equipment                                                         3,257,433.00        3,249,221.00
   Furniture and fixtures                                                            186,659.00          172,082.00
                                                                                 ----------------------------------
                                                                                   3,444,092.00        3,421,303.00
   Less accumulated depreciation                                                   2,614,280.00        2,472,724.00
                                                                                 ----------------------------------
                                                                                     829,812.00          948,579.00
                                                                                 ----------------------------------

                                                                               $   5,295,223.00    $   6,181,822.00
                                                                                 ==================================


                       See Notes to Financial Statements.

                                       2





LIABILITIES AND STOCKHOLDERS' EQUITY                                                 1995               1994
------------------------------------------------------------------------------------------------------------------
Current Liabilities
   Notes payable (Note 4)                                                      $  2,220,375.00    $   1,616,667.00
   Current maturities of long-term debt (Note 5)                                     54,048.00          184,801.00
   Accounts payable                                                               2,583,189.00        2,386,726.00
   Accrued expenses                                                                 286,624.00          279,529.00
                                                                                ----------------------------------
              TOTAL CURRENT LIABILITIES                                           5,144,236.00        4,467,723.00
                                                                                ----------------------------------

Long-Term Obligations
   Long-term debt, less current maturities (Note 5)                                   6,266.00           59,707.00
   Deferred income taxes (Note 6)                                                        -              103,000.00
                                                                                ----------------------------------
                                                                                      6,266.00          162,707.00
                                                                                ----------------------------------


Commitments (Notes 7 and 8)

Stockholders' Equity:
   Preferred stock,  5% cumulative,  $1,000 par value;  convertible;  nonvoting;
       authorized 750 shares; issued and outstanding
       750 shares (Note 7)                                                          750,000.00          750,000.00
   Common stock, stated value $.01 per share; authorized
       1,000,000 shares; issued and outstanding 100,000 shares                        1,000.00            1,000.00
   Additional paid-in capital                                                        89,591.00           89,591.00
   Retained earnings (deficit)                                                     (695,870.00)         710,801.00
                                                                                ----------------------------------
                                                                                    144,721.00        1,551,392.00
                                                                                ----------------------------------

                                                                                $ 5,295,223.00    $   6,181,822.00
                                                                                ==================================

                                       3




ALLENBACH INDUSTRIES, INC.

STATEMENTS OF OPERATIONS AND
RETAINED EARNINGS (DEFICIT)
YEARS ENDED DECEMBER 31, 1995 AND 1994



OPERATIONS                                                                           1995               1994
------------------------------------------------------------------------------------------------------------------
Net sales (Notes 2 and 10)                                                      $15,735,622.00   $   15,592,192.00
Cost of goods sold (Note 10)                                                     13,616,387.00       12,682,074.00
                                                                                ----------------------------------
              GROSS PROFIT                                                        2,119,235.00        2,910,118.00

Selling, general and administrative expenses                                      3,246,086.00        3,581,742.00
                                                                                ----------------------------------
              OPERATING (LOSS)                                                   (1,126,851.00)        (671,624.00)

Interest expense                                                                    257,520.00          152,854.00
                                                                                ----------------------------------
              NET (LOSS) BEFORE INCOME TAX BENEFIT                               (1,384,371.00)        (824,478.00)

Income tax benefit (Note 6)                                                          15,200.00          362,667.00
                                                                                ----------------------------------
              NET (LOSS)                                                        $(1,369,171.00)   $    (461,811.00)
                                                                                ==================================


RETAINED EARNINGS (DEFICIT)
------------------------------------------------------------------------------------------------------------------
Balance, beginning                                                              $   710,801.00    $   1,210,112.00
        Net (loss)                                                               (1,369,171.00)        (461,811.00)
        Dividends on preferred stock, $50 per share (Note 7)                        (37,500.00)         (37,500.00)
                                                                                ----------------------------------
Balance, ending                                                                 $  (695,870.00)    $    710,801.00
                                                                                ==================================

                       See Notes to Financial Statements.

                                       4






ALLENBACH INDUSTRIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,  1995 AND 1994


                                                                                    1995                1994
------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Net (loss)                                                                   $(1,369,171.00)     $  (461,811.00)
   Adjustments to reconcile net (loss) to net cash
      provided by operating activities:
      Depreciation                                                                  404,736.00          411,097.00
      Deferred rent expense                                                          16,883.00          (17,789.00)
      Provision for doubtful accounts                                                90,892.00           77,187.00
      Deferred income taxes                                                          45,000.00            3,000.00
      Changes in components of working capital:
        (Increase) decrease in:
           Trade receivables                                                        (53,600.00)         419,846.00
           Inventories                                                              572,676.00          289,073.00
           Prepaid expenses                                                          26,528.00          (21,989.00)
           Deposits                                                                 (61,816.00)          (9,554.00)
           Refundable income taxes                                                  250,000.00         (311,000.00)
        Increase (decrease) in:
        Accounts payable                                                            196,463.00          569,433.00
        Accrued expenses                                                             (9,788.00)         (21,301.00)
        Income taxes payable                                                             -             (289,000.00)
                                                                                ----------------------------------
              NET CASH PROVIDED BY OPERATING ACTIVITIES
                                                                                    108,803.00          637,192.00
                                                                                ----------------------------------

Cash Flows From Investing Activities, purchase of equipment                        (285,969.00)        (159,270.00)
                                                                                ----------------------------------

                       See Notes to Financial Statements.

                                       5





ALLENBACH INDUSTRIES, INC.

STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                                     1995               1994
------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
   Proceeds from notes payable                                                 $ 10,357,780.00    $   1,720,000.00
   Principal payments on notes payable                                           (9,754,072.00)      (1,820,000.00)
   Principal payments on long-term borrowings                                      (184,194.00)        (320,212.00)
   Cash dividends paid                                                              (37,500.00)         (37,500.00)
                                                                                ----------------------------------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                   382,014.00         (457,712.00)
                                                                                ----------------------------------
              NET INCREASE IN CASH                                                  204,848.00           20,210.00



Cash, beginning                                                                     118,920.00           98,710.00
                                                                                ----------------------------------

Cash, ending                                                                  $     323,768.00    $     118,920.00
                                                                                ==================================

Supplemental Disclosures Of Cash Flow Information
   Cash payments (receipts) for:
      Interest                                                                $     252,343.00    $     142,178.00
                                                                                ==================================

      Income taxes, net of refunds 1995 $318,600                              $    (317,800.00)   $     234,432.00
                                                                                ==================================

                       See Notes to Financial Statements.

                                        6





--------------------------------------------------------------------------------
ALLENBACH INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

The Company was a provider of computer software duplication, packaging and assembly services and sold blank diskettes. The Company had two facilities located in California and one in Minnesota. The Company closed its San Diego manufacturing facility in June 1995, at which time the operations were transferred to the Company's other California location. The Company sold to customers throughout the United States, and extended credit to these customers in the form of trade receivables. As discussed in Note 11, on October 4, 1996 substantially all the Company's assets were sold and the Company will be liquidated.


A summary of the Company's significant accounting policies follows:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheets for cash, trade receivables, accounts payable and short-term debt approximate fair value due to the immediate short-term maturity of these financial instruments. Long-term debt is stated at its approximate fair value, as these instruments are priced at current market rates.


REVENUE RECOGNITION

Revenue is generally recognized as products are shipped to customers. When customers, under terms of specific orders, request that the Company procure and store goods for them, the Company recognizes revenue based on the receipt and satifactory inspection of the customer's goods and the risk of ownership has passed to the customer. Service revenue is recognized when services have been provided.


CASH

The Company maintains its cash accounts primarily in one commercial bank located in California. Accounts at this bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 1995, the Company had an aggregate bank balance in excess of the FDIC insurance limit, but management does not believe that the risk of loss is significant.

                                       7






NOTE 1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


INVENTORIES

Inventories consist primarily of computer diskettes and are stated at the lower of cost (first-in, first-out method) or market.


EQUIPMENT

Equipment is stated at cost. Depreciation is computed principally by accelerated methods over estimated useful lives of five years.


INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


NOTE 2.  CONCENTRATIONS

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Provisions are made for estimated uncollectible trade receivables as considered necessary. To date, losses on trade receivables have been within management's expectations.

Sales for the years ended December 31, 1995 and 1994 include sales to a major customer (which accounted for 10% or more of the total sales of the Company for the year). Major customer sales for the years ended December 31, 1995 and 1994 totaled $4,220,907 and $3,701,068, respectively. The related major customer trade receivable balance at December 31, 1995 and 1994 was $678,219 and $378,556, respectively. There are no long-term commitments between the Company and the customer and in 1996 the customer stopped using the Company's services.

                                       8




NOTE 3.  INVENTORIES

Inventories as of December 31, 1995 and 1994 consist of the following:


                                               1995               1994
                                    --------------------------------------
Raw materials                       $        346,067.00   $     751,266.00
Work-in-process                                6,586.00          83,905.00
Finished goods                                 3,253.00          93,411.00
                                    --------------------------------------
                                    $        355,906.00   $     928,582.00
                                    ======================================


NOTE 4.  NOTES PAYABLE

The Company has a note payable to a finance company at December 31, 1995 which is collateralized by substantially all of the Company's assets and personally guaranteed by the two largest common stockholders of the Company. The note is a line of credit instrument which bears interest at prime (8.5% at December 31, 1995) plus 4%, allows for advances up to the lesser of 80% of eligible accounts receivable or $2,500,000 and expires on June 29, 1997. At December 31, 1995, $2,220,375 was outstanding on this note, with a balance of $279,625 available on this line of credit.

At December 31, 1994, the Company had two notes payable to a bank which were paid in 1995.


NOTE 5.  LONG-TERM DEBT

Long-term debt at December 31, 1995 and 1994 consists of the following:

                                                                                         1995               1994
                                                                                --------------------------------------

Note payable  to a finance  company,  due in  monthly  installments  of  $6,085, including interest at prime (8.5% at December 31, 1995) plus 1.25% through
   October 1996, collateralized by equipment                                       $    52,413.00     $   117,060.00

Note payable to a finance  company,  due in  monthly  installments  of  $12,080, including interest at a rate of 8.57% through November 1995,
   collateralized by equipment                                                                            118,145.00

Other                                                                                    7,901.00           9,303.00
                                                                                --------------------------------------
                                                                                        60,314.00         244,508.00
Less current maturities                                                                 54,048.00         184,801.00
                                                                                --------------------------------------
                                                                                   $     6,266.00     $    59,707.00
                                                                                ======================================

                                       9




NOTE 5.   LONG-TERM DEBT (CONTINUED)

Aggregate annual maturities required on long-term debt at December 31, 1995 are as follows:


Years Ending December 31,
--------------------------------------------------------------------------------
1996                                                         $         54,048.00
1997                                                                    1,907.00
1998                                                                    2,225.00
1999                                                                    2,134.00
                                                             -------------------
                                                             $         60,314.00
                                                             ===================


NOTE 6.   INCOME TAXES

The net income tax benefit for the years ended December 31, 1995 and 1994 consist of the following:


                                                    1995               1994
                                          --------------------------------------
Current tax benefit                       $       60,200.00    $     365,667.00
Deferred tax (expense)                           (45,000.00)         (3,000.00)
                                          --------------------------------------
                                          $       15,200.00    $    362,667.00
                                          ======================================

The difference between the federal statutory income tax rate and the Company's effective tax rate is primarily due to the valuation allowance provided on deferred tax assets.

Net deferred tax assets at December 31, 1995 and 1994 consist of the following:


Deferred tax assets:                                 1995               1994
                                         --------------------------------------
   Net operating loss carryforward          $    448,300.00    $      26,900.00
   Allowance for doubtful accounts                59,800.00           68,200.00
   Inventory reserve                              52,200.00            5,400.00
   Accrued vacation                               24,100.00           32,100.00
   Other                                           3,600.00           15,400.00
                                         --------------------------------------
                                                 588,000.00          148,000.00
   Less valuation allowance                      430,000.00               -
                                         --------------------------------------
                                                 158,000.00          148,000.00
                                         --------------------------------------

Deferred tax liabilities, equipment              158,000.00          103,000.00
                                         --------------------------------------
              NET DEFERRED TAX ASSETS       $        -         $      45,000.00
                                         ======================================


                                       10



NOTE 6.     INCOME TAXES (CONTINUED)

The Company has unused net operating loss carryforwards of approximately $1,100,000 and $915,000 for federal and state income tax reporting purposes, respectively. The federal carryforward expires in the year 2010. State carryforwards of $371,000 and $544,000 expire in the years 1999 and 2000, respectively.

Realization of deferred tax assets is dependent upon significant taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain at December 31, 1995, the Company has recorded a valuation allowance of $430,000.


NOYE 7.  PREFERRED STOCK

On August 22, 1991 the Company sold 750 shares of preferred stock for $750,000 to a corporation. The holder of the preferred stock is entitled to receive cumulative annual dividends of $50 per share. The preferred shares are convertible at the option of the holder to common shares at an initial price of $67.50 per common share and have a liquidation preference of $1,000 per share. The preferred stockholder has no voting rights; however, the holder is entitled to elect one director to the board of directors of the Company. As part of the preferred stock sale, the Company has agreed to certain restrictive covenants which require the Company to provide information to or obtain the consent of the preferred stockholder.

The holder of the preferred stock has the right to purchase all, but not less than all, of the shares of common stock. The period during which this right may be exercised is from the fourth anniversary of the purchase date through the sixth anniversary date. The purchase price is to be at fair market value at the time of exercise. The holder of the preferred stock also has a right of first refusal to acquire any common shares that may be sold by the holders of the common stock or the Company. In conjunction with the sale of the Company's assets subsequent to year end (Note 11), the preferred stockholder chose not to exercise the right of first refusal to acquire shares of the Company. However, the preferred stockholder received 10,000 common shares of the purchaser's parent company, OMNI MultiMedia Group, Inc. ("OMNI").

                                       11




NOTE 8.  COMMITMENTS

LEASES

The Company leases its facilities under four noncancelable operating lease agreements. The lease agreements require aggregate monthly rentals of approximately $88,000 and expire at various dates through June 2000. Certain of the leases provide for minimal initial rentals and fixed rental increases during the life of the lease. Rent expense is being recognized on a straight-line basis. Total rental expense included in the statements of operations for the years ended December 31, 1995 and 1994 is approximately $825,800 and $950,000, respectively.

The Company leases equipment under two noncancelable  operating lease agreements
expiring  in  November   1997  and  December   1998  with  monthly   rentals  of
approximately $1,300 and $3,100, respectively.

At December 31, 1995, approximate minimum lease commitments under the above leases are as follows:


Years Ending December 31,
--------------------------------------------------------------------------------
1996                                                          $       733,000.00
1997                                                                  734,000.00
1998                                                                  717,000.00
1999                                                                  649,000.00
2000                                                                  325,000.00
                                                             -------------------
Total minimum lease commitments                               $     3,158,000.00
                                                             ===================

PHANTOM STOCK PLAN

The Company has adopted a Phantom Stock Plan (the "Plan") to provide an incentive for key employees and to provide the opportunity for those employees to participate in future earnings of the Company. The Plan allows for issuance of shares based on the discretion of the Phantom Stock Committee. The phantom stock has no rights, but is entitled to receive dividends equal to those received by the Company's common stock. When shares are surrendered, plan participants will receive an amount based on the valuation formula in the agreement on the date of surrender. The value of the shares is determined based on the Company's past earnings. At December 31, 1995 and 1994 there were 10,000 phantom shares authorized, and the 1,000 shares issued and outstanding at December 31, 1994 were retired during 1995. There was an accrual for the value of the issued shares totaling $2,000 at December 31, 1994.


NOTE 9.  DEFINED CONTRIBUTION RETIREMENT PLAN

The Company has a defined contribution retirement plan covering employees who have completed one year of service and who are at least 21 years of age. Contributions to the Plan are at the discretion of the Board of Directors. The Company contributed $4,200 and $9,300 to the Plan for the years ended December 31, 1995 and 1994, respectively.

                                       12



NOTE 10.  RELATED PARTY TRANSACTIONS

During the year ended December 31, 1994, the Company entered into sales and purchase transactions totaling $79,363 and $245,697, respectively, with the holder of its preferred stock. At December 31, 1995 and 1994, there were no outstanding balances with the holder of its preferred stock.


NOTE 11.  MANAGEMENT'S PLANS AND SUBSEQUENT EVENT

The Company incurred a net loss of $1,369,171 for the year ended December 31, 1995 and incurred an additional loss of approximately $1,000,000 (unaudited) through September 30, 1996. The result of these losses severely diminished the Company's liquidity and capital resources as total liabilities exceeded total assets by approximately $700,000 (unaudited) as of September 30, 1996. In addition to losing its major customer subsequent to December 31, 1995, the Company had limited success in converting from its existing computer diskette duplication technology to CD ROM and other current technologies.

As a result, management made the decision to sell the Company or its assets and on August 1, 1996, the Company entered into an asset purchase agreement with A.I. Acquisition Corporation ("AIAC"), a subsidiary of OMNI. The acquisition took the form of an asset sale in which the Company transferred substantially all of its assets to AIAC in exchange for AIAC's assumption of certain specified liabilities. The transaction closed on October 4, 1996. No adjustments have been made to these financial statements as a result of this sale.


NOTE 12.  RESTATEMENT

The Company's previously issued December 31, 1995 compiled financial statements dated March 15, 1996 have been restated to correct errors pertaining to the adequacy of the Company's inventory reserve and allowance for doubtful accounts. The net effect of these adjustments increases the Company's previously reported net loss and reduces retained earnings for the year ended and as of December 31, 1995 by approximately $172,000.

                                       13









(b.)  Unaudited  Pro  Forma  Condensed  Combined  Financial  Statements  of  the
      Registrant

The unaudited pro forma condensed combining balance sheet of Omni MultiMedia Group ("OMG") as of September 28, 1996 assumes that the acquisition of all assets and assumption of all liabilities of Allenbach Industries, Inc. ("Allenbach") had occurred on the date.

The unaudited pro forma condensed combining statements of operations for the year ended March 30, 1996 and the six months ended September 28, 1996 present the results of OMG assuming that Allenbach's acquisition had been consummated as of the beginning of the period indicated, except that the operating results for Allenbach's fiscal year ending December 31, 1995 was used to prepare the unaudited pro forma condensed combining statement of operations for the year ended March 30, 1996, OMG's fiscal year end.

The unaudited pro forma condensed combining financial statements have been prepared by OMG and all calculations have been made based upon assumptions deemed appropriate. The unaudited pro forma condensed combining financial statements were prepared utilizing the accounting policies of OMG. The preliminary allocations of the purchase price, which may be subject to certain adjustments as OMG finalizes the allocations of the purchase price in accordance with generally accepted accounting principles, are included in the unaudited pro forma condensed combining financial statements. The purchase price has been allocated based upon the estimated fair value of the assets and liabilities acquired. The excess of the purchase price over the fair value of the net assets acquired has been recorded as an intangible asset (Goodwill) and is being amortized over 5 years, in accordance with Accounting Principles Board Opinion No. 16.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of results of operations of financial position which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with OMG's historical consolidated financial statements and notes thereto contained in the March 30, 1996 Annual Report on Form 10-KSB and the Quarterly Report on Form 10-QSB for the quarters ended June 29, 1996 and September 28, 1996 and the audited financial statements of Allenbach presented herein.


                     OMNI MULTIMEDIA GROUP AND SUBSIDIARIES
                    PROFORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 28, 1996
                                   (UNAUDITED)

                                                        HISTORICAL
                                                        ----------
                                                                   ASSETS
                                                                  ACQUIRED
                                                     OMNI           FROM
                                                  MULTIMEDIA      ALLENBACH              PROFORMA        PROFORMA
                                                    GROUP        INDUSTRIES             ADJUSTMENTS      COMBINED
                                                    -----        ----------             -----------      --------
Current assets
   Cash and cash equivalents                   $   9,208,351   $    20,253           $     -          $  9,228,604
   Accounts receivable, net                        1,514,187     1,499,644                 -             3,013,831
   Inventory                                       1,035,695       223,055                 -             1,258,750
   Pre-paid expenses and other current assets        760,926        72,394                 -               833,320
   Refundable income taxes                            15,850          -                    -                15,850
   Deferred tax assets, net                          101,844          -                    -               101,844
                                                  ----------    ----------            ----------        ----------
                                                  12,636,853     1,815,346                 -            14,452,199

Property and equipment, net                       18,320,398       656,355      1       (441,355)       18,535,398
Due from related parties                             542,980          -                                    542,980
Other assets, net                                  1,068,803       142,011      1      1,685,636         2,896,450
                                                  ----------    ----------            ----------        ----------
                                               $  32,569,034   $ 2,613,712           $ 1,244,281      $ 36,427,027
                                                  ==========    ==========            ==========        ==========

Current liabilities
   Accounts Payable                            $   1,287,552   $ 2,131,624           $     -          $  3,419,176
   Line of Credit                                  1,150,057       961,565                 -             2,111,622
   Current portion of long-term debt and
    capital lease obligations                      2,081,000        17,698                 -             2,098,698
   Accrued expenses                                  348,805       307,078      3        390,000         1,045,883
                                                  ----------    ----------            ----------        ----------
                                                   4,867,414     3,417,965               390,000         8,675,379

Long term debt                                     3,768,784        50,028                 -             3,818,812
Capital lease obligations                          6,987,378          -                    -             6,987,378
Deferred tax liability                               141,761          -                    -               141,761

Stockholders' equity
   Convertible preferred stock                             9       750,000      2       (750,000)                9
   Common stock                                       38,901         1,000      2         (1,000)           38,901
Additional paid-in-capital                        20,988,646        89,592      2        (89,592)       20,988,646
Accumulated deficit                               (4,223,859)   (1,694,873)     2      1,694,873        (4,223,859)
                                                  ----------    ----------            ----------        ----------
                                                  16,803,697      (854,281)              854,281        16,803,697
                                                  ----------    ----------            ----------        ----------
                                               $  32,569,034   $ 2,613,712           $ 1,244,281      $ 36,427,027
                                                  ==========    ==========            ==========        ==========


1. Adjusts assets and liabilities to fair value and record goodwill.
2. Eliminates Allenbach Industries, Inc. equity.
3. Assumption of liabilities in connection with acquisition.




                     OMNI MULTIMEDIA GROUP AND SUBSIDIARIES
               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED SEPTEMBER 28, 1996
                                   (UNAUDITED)



                                                HISTORICAL
                                                ----------

                                                              ASSETS
                                                             ACQUIRED
                                            OMNI               FROM
                                         MULTIMEDIA         ALLENBACH
                                            GROUP           INDUSTRIES
                                         SIX MONTHS         SIX MONTHS
                                            ENDED              ENDED               PROFORMA       PROFORMA
                                           9/28/96            9/28/96             ADJUSTMENTS     COMBINED
                                           -------            -------             -----------     --------


Net sales                              $   4,615,478     $    4,724,727           $     --      $  9,340,205
Cost of goods sold                         5,871,124          3,968,908      1      (129,081)      9,710,951
                                       -------------     --------------           ----------    ------------

   Gross profit (loss)                    (1,255,646)          755,819               129,081        (370,746)
                                       -------------     --------------           ----------    ------------


Expenses
     Selling expenses                      1,615,633           478,288      1           (587)      2,093,334
     General and administrative            1,522,597         1,031,858    1,2        128,528       2,682,983
                                       -------------     --------------           ----------    ------------


                                           3,138,230         1,510,146               127,941       4,776,317
                                       -------------     --------------           ----------    ------------


Income (loss) from operations             (4,393,876)         (754,327)                1,140      (5,147,063)
                                       -------------     --------------           ----------    ------------


Interest expense                            (425,713)         (121,629)                 --          (547,342)
Interest income                              243,366            10,348                  --           253,714
Other income (expense), net                  (68,774)           (2,428)                 --           (71,202)
                                       =============     =============            ==========    ============

                                            (251,121)         (113,709)                 --          (364,830)
                                       -------------     --------------           ----------    ------------


Income before taxes                       (4,644,997)         (868,036)                1,140      (5,511,893)
Income tax provision                          --                  --                    --              --
                                       -------------     --------------           ----------    ------------



Net income (loss)                      $  (4,644,997)      $  (868,036)          $     1,140    $ (5,511,893)
                                       =============     =============            ==========    ============


Primary net loss per share             $      (1.17)                                               $   (1.39)

Primary weighted average common
 shares outstanding                        3,961,591                                               3,961,591

Fully diluted net loss per share       $       (1.05)                                              $   (1.24)

Fully diluted weighted average
 common shares outstanding                 4,433,449                                               4,433,449








1. Reflects depreciation expense after purchase accounting adjustments related to the acquired fixed assets, based on estimated useful lives of 5 years.
2. Reflects pro forma amortization of goodwill using a 5 year life.




                     OMNI MULTIMEDIA GROUP AND SUBSIDIARIES
               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FISCAL YEAR ENDED MARCH 30, 1996
                                   (UNAUDITED)




                                                      HISTORICAL
                                                      ----------

                                                                  ASSETS
                                                                 ACQUIRED
                                                    OMNI           FROM
                                                 MULTIMEDIA     ALLENBACH
                                                    GROUP       INDUSTRIES
                                                 YEAR ENDED     YEAR ENDED             PROFORMA       PROFORMA
                                                   3/30/96       12/31/95             ADJUSTMENTS     COMBINED
                                                   -------       --------             -----------     --------


Net sales                                        $18,929,165    $ 15,735,622           $   --        $34,664,787
Cost of goods sold                                14,236,153      13,616,387    1      (279,058)      27,573,482
                                                 -----------    ------------           --------      -----------

   Gross profit                                    4,693,012       2,119,235            279,058        7,091,305
                                                 -----------    ------------           --------      -----------


Expenses
     Selling                                       2,014,117         681,621    1          (929)       2,694,809
     General and administrative                    1,925,448       2,564,465  1,2       255,251        4,745,164
                                                 -----------    ------------           --------      -----------


                                                   3,939,565       3,246,086            254,322        7,439,973
                                                 -----------    ------------           --------      -----------


Income from operations                               753,447      (1,126,851)            24,736         (348,668)

Interest expense                                    (205,254)       (257,520)              --           (462,774)
Interest income                                       54,419          --                   --             54,419
Other income (expense), net                          (55,949)         --                   --            (55,949)
                                                 -----------    ------------           --------      -----------


                                                    (206,784)       (257,520)              --           (464,304)
                                                 -----------    ------------           --------      -----------


Income before income taxes                           546,663      (1,384,371)             24,736        (812,972)
Income tax provision (benefit)                       222,463         (15,200)   3       (207,263)           --
                                                 -----------    ------------           ---------     -----------


Net income (loss)                              $     324,200     $(1,369,171)        $   231,999    $   (812,972)
                                               =============     =============         ==========    ============


Net income (loss) per share                    $        0.11                                           $   (0.28)

Weighted average common shares outstanding         2,926,400                                           2,926,400





1. Reflects depreciation expense after purchase accounting adjustments related to the acquired fixed assets, based on estimated useful lives of 5 years.
2. Reflects pro forma amortization of goodwill using a 5 year life.
3. Reflects adjustment for combined results of operations.